Exhibit 21

LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES

Aiko Acquisition Corporation	Ralcorp Frozen Bakery Products, Inc.
State of Incorporation: Nevada	State of Incorporation: Delaware

Bloomfield Bakers, A California	Ralcorp Receivables Corporation
Limited Partnership	State of Incorporation: Nevada
State of Incorporation: California

Bremner Food Group, Inc.	Ralston Food Sales, Inc.
State of Incorporation: Nevada	State of Incorporation: Nevada

Community Shops, Inc.	RH Financial Corporation
State of Incorporation: Illinois	State of Incorporation: Nevada

Cottage Bakery, Inc.	Ripon Foods, Inc.
State of Incorporation: California	State of Incorporation: Wisconsin

Flavor House Products, Inc.	Sugar Kake Cookie Inc.
State of Incorporation: Delaware	State of Incorporation: Delaware

Heritage Wafers, LLC	The Bun Basket, Inc.
State of Incorporation: Wisconsin	State of Incorporation: Michigan

LH Acquisition, LLC	The Carriage House Companies, Inc.
State of Incorporation: Utah	State of Incorporation: Delaware

Lofthouse Bakery Products, Inc.	Harvest Manor Farms, LLC
State of Incorporation: Nevada	State of Incorporation: Delaware

Lovin Oven, LLC	Western Waffles Corp.
State of Incorporation: California	Organized under the laws of British Columbia, Canada

Maggie Acquisition Corporation	Post Foods, LLC
State of Incorporation: Nevada	State of Incorporation: Delaware

Medallion Foods, Inc.	Post Foods Canada Corp.
State of Incorporation: Arkansas	Organized under the laws of British Columbia, Canada

National Oats Company	RAH Canada Limited Partnership
State of Incorporation: Nevada	Organized under the laws of the Province of Alberta, Canada

Linette Quality Chocolates, Inc.	Mattnick Insurance Company
State of Incorporation: Georgia	State of Incorporation: Missouri

Parco Foods, L.L.C.	BFG Canada Ltd
State of Incorporation: Delaware	Organized under the laws of the
Province of Ontario, Canada
PL Financial Incorporated
State of Incorporation: Nevada

American Italian Pasta Company	Sara Lee Refrigerated Dough, LLC
State of Incorporation: Delaware	State of Incorporation: Delaware

IAPC Holding B.V. Organized under the laws of the Netherlands	Post Holdings, Inc. State of Incorporation: Missouri

Pasta Lensi, S.r.l.
Organized under the laws of Italy